Schedule V

                           CONRAIL INC.

                  PROPERTY, PLANT AND EQUIPMENT
                 FOR THE YEARS ENDED DECEMBER 31,
                          (In Millions)


Classification   Balance at                              Other      Balance
- --------------   Beginning   Additions                  Changes    at End of
                 of Period    at Cost   Retirements  Add (Deduct)   Period
                 ---------   ---------  -----------  ------------  ---------

1991
Owned:
    Roadway      $5,894        $255     $ (80)       $ 54 (1)(2)(3)  $6,123
    Equipment       914          67       (79)          2 (1)           904
                 ------        ----     -----        ----            ------
                  6,808         322      (159)         56             7,027
                 ------        ----     -----        ----            ------

Capital Leases:
    Roadway          66           2       (12)        (23)(3)            33
    Equipment     1,143          74       (97)                        1,120
                 ------        ----     -----        ----            ------
                  1,209          76      (109)        (23)            1,153
                 ------        ----     -----        ----            ------
    Total        $8,017        $398     $(268)       $ 33            $8,180
                 ======        ====     =====        ====            ======

1992
Owned:
    Roadway      $6,123        $428     $(143)       $ 57 (4)        $6,465
    Equipment       904          49       (45)                          908
                 ------        ----     -----        ----            ------
                  7,027         477      (188)         57             7,373
                 ------        ----     -----        ----            ------

Capital Leases:
    Roadway          33           5        (5)                           33
    Equipment     1,120           9       (30)                        1,099
                 ------        ----     -----        ----            ------
                  1,153          14       (35)                        1,132
                 ------        ----     -----        ----            ------
    Total        $8,180        $491     $(223)       $ 57            $8,505

1993
Owned:
    Roadway      $6,465        $313     $(173)       $(57) (4)       $6,548
    Equipment       908         262       (68)                        1,102
                 ------        ----     -----        ----            ------
                  7,373         575      (241)        (57)            7,650
                 ------        ----     -----        ----            ------

Capital Leases:
    Roadway          33           3        (8)                           28
    Equipment     1,099          72       (95)                        1,076
                 ------        ----     -----                        ------
                  1,132          75      (103)                        1,104
                 ------        ----     -----        ----            ------

    Total        $8,505        $650     $(344)       $(57)           $8,754
                 ======        ====     =====        ====            ======

(1) Acquisition adjustments related to net assets of The Monongahela Railway Company acquired in 1990 increased Owned Roadway, $5 million and Owned Equipment, $2 million.
(2) Change in method of accounting for track structure by a subsidiary from the retirement-replacement-betterment method to the depreciation accounting method, resulted in an increase of $26 million.
(3) Acquisition of assets previously under capital leases.
(4) Net assets of Concord Resources Group, Inc. (Concord). During 1992, Conrail increased its ownership interest in Concord from 50% to 81.25%. During 1993, the Company's management committed to a plan for disposing of its interest in Concord, and accordingly, changed to the equity method of accounting for its investment.

                           S-1

                                                           Schedule VI

                             CONRAIL INC.

               ACCUMULATED DEPRECIATION, DEPLETION AND
            AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
                   FOR THE YEARS ENDED DECEMBER 31,
                            (In Millions)


                                  Additions
                      Balance at  Charged to              Other          Balance
                      Beginning    Cost and              Changes        at End of
    Description       of Period    Expenses  Retirements Add (Deduct)     Period
    -----------       ----------  ---------- ----------- ------------   ---------
                                                             (1)
1991
Owned:
    Roadway               $  891       $ 164       $ (45)         $20      $1,030
    Equipment                400          62         (69)           4         397
                          ------        ----       -----          ---      ------
                           1,291         226        (114)          24       1,427
                          ------        ----       -----          ---      ------

Capital Leases:
    Roadway                   36           3         (12)          (2)         25
    Equipment                633          78         (97)           2         616
                          ------        ----       -----          ---      ------
                             669          81        (109)           -         641
                          ------        ----       -----          ---      ------

    Total                 $1,960        $307       $(223)         $24      $2,068
                          ======        ====       =====          ===      ======

1992
Owned:
    Roadway               $1,030        $161       $ (75)         $ 2      $1,118
    Equipment                397          58         (49)           3         409
                          ------        ----       -----          ---      ------
                           1,427         219        (124)           5       1,527
                          ------        ----       -----          ---      ------

Capital Leases:
    Roadway                   25           5          (5)                      25
    Equipment                616          71         (30)           6         663
                          ------        ----       -----          ---      ------
                             641          76         (35)           6         688
                          ------        ----       -----          ---      ------

    Total                 $2,068        $295       $(159)         $11      $2,215
                          ======        ====       =====          ===      ======

1993
Owned:
    Roadway               $1,118        $161       $(161)         $ 2      $1,120
    Equipment                409          50         (60)           3         402
                          ------        ----       -----          ---      ------
                           1,527         211        (221)           5       1,522
                          ------        ----       -----          ---      ------

Capital Leases:
    Roadway                   25           3          (8)                      20
    Equipment                663          70         (95)           5         643
                          ------        ----       -----          ---      ------
                             688          73        (103)           5         663
                          ------        ----       -----          ---      ------

    Total                 $2,215        $284       $(324)         $10      $2,185
                          ======        ====       =====          ===      ======

(1)All changes represent additions charged to property accounts in connection with construction projects, except for the following:

   1991 -Change in method of accounting for track structure by a subsidiary from the retirement-replacement-betterment method to the depreciation accounting method increased Owned Roadway $9 million. Acquisition of assets previously under Capital Leases, Roadway increased Owned Roadway $5 million and adjustments related to the acquisition of a subsidiary increased Owned Roadway $5 million and Owned Equipment, $2 million.

                                 S-2

                                                      Schedule VIII

                            CONRAIL INC.
                  VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE YEARS ENDED DECEMBER 31,

                            (In Millions)


                                     Additions
                                --------------------
                    Balance at  Charged to  Charged               Balance
                     Beginning  Costs and   to Other               at End
Description          of Period  Expenses    Accounts  Deductions  of Period
- -----------         ----------  ----------  --------  ----------  ---------
                                              (1)
1991
Casualty reserves
     Current........      $116                             $   4 (2)   $112
     Noncurrent.....       171        $110       $12         125 (3)    168

Allowance for
disposition of
property and                           339                    18        321
equipment (4).......


1992
Casualty reserves
     Current........       112                                 2 (2)    110
     Noncurrent.....       168         122        11         148 (3)    153

Allowance for
disposition of
property and
equipment (4).......       321                                44        277

1993
Casualty reserves
     Current........       110                                17 (2)     93
     Noncurrent.....       153         122        11         154 (3)    132

Allowance for
disposition of
property and
equipment (4).......       277                                21        256

(1) Charges to property accounts in connection with construction projects.

(2) Includes net transfers from noncurrent.

(3) Transfers to current.

(4) Charge to costs and expenses in 1991 represents a portion of the 1991 Special Charge (see Note 10 to the Consolidated Financial Statements). Deductions of $18 million, $27 million and $21 million in 1991, 1992 and 1993, respectively, represent net losses on asset dispositions. The remaining $17 million deduction in 1992 represents a net reduction in disposition requirements as a result of the decision to retain certain rail lines.


                                                         Schedule  X



                            CONRAIL INC.

             SUPPLEMENTARY INCOME STATEMENT INFORMATION
               FOR THE THREE YEARS ENDED DECEMBER 31,
                            (In Millions)




 Items                                   Charged to Costs and Expenses
 -----                                   -----------------------------

                                               1993    1992     1991
                                               ----    ----     ----
 Maintenance and repairs.............          $512    $495     $478
                                               ----    ----     ----


 Taxes, other than payroll and income
 taxes:
      Property.......................            50      46       47
      Other..........................            34      22       30
                                               ----    ----     ----
         Total                                 $ 84    $ 68     $ 77
                                               ====    ====     ====














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